UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2009

METROCORP BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-25141	76-0579161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2009, MetroCorp Bancshares, Inc., a Texas corporation (the “Company”), publically disseminated a press release announcing the appointment of Cary Ching as Chief Executive Officer for the Company’s California subsidiary bank, Metro United Bank (the “Bank”), effective November 2, 2009. Mr. Ching has over 38 years of experience in the financial services industry, serving as Executive Vice President, Chief Credit Officer and Head of Commercial Banking for Security Pacific Asian Bank in Los Angeles, CA and the President and Chief Executive Officer of Grand National Bank in Alhambra, CA. Most recently, Mr. Ching served as the President and Chief Executive Officer of Omni Bank, N.A. in Alhambra, CA from 2002 until he decided to join the Bank.

In connection with Mr. Ching’s appointment, the Bank entered into an employment agreement with Mr. Ching, effective November 2, 2009 (the “Agreement”). Pursuant to the Agreement, Mr. Ching will be paid an annual base salary of $180,000, which will be reviewed at least annually by the Board of Directors of the Bank and may be adjusted upward in the Board of Directors’ discretion. Additionally, Mr. Ching will receive a one-time starting bonus of $30,000 payable on the last day of Mr. Ching’s first week of employment. Further, Mr. Ching will be eligible to participate in the Company’s incentive programs offered to similarly situated officers.

Notwithstanding anything in the Agreement to the contrary, as a result of the Company’s participation in the Troubled Asset Relief Program Capital Purchase Program (“CPP”), any payments to Mr. Ching pursuant to the Agreement shall be limited to the extent required to comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended and implemented by applicable guidance or regulation.

The Agreement is for a term of three (3) years beginning on November 2, 2009 and ending on the third anniversary, unless terminated in accordance with its terms. The Agreement provides that in the event of a Change in Control (as defined in the Agreement), Mr. Ching will be entitled to receive from the Bank a lump sum payment equal to eighteen (18) months base salary. In addition, if Mr. Ching’s employment is terminated within one year of a Change in Control, he will be entitled to receive payments for his continued participation and coverage under the Bank’s life and medical insurance plans for a period of one (1) year following such termination or until the expiration of the Bank’s obligation to offer such continued coverage under applicable law.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The press release announcing the appointment of Mr. Ching is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, effective as of November 2, 2009, by and between Metro United Bank and Cary Ching.

99.1	Press Release dated October 29, 2009 issued by MetroCorp Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC.
(Registrant)

Dated: November 2, 2009	By:	/S/ GEORGE M. LEE
George M. Lee
Executive Vice Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, effective as of November 2, 2009, by and between Metro United Bank and Cary Ching.

99.1	Press Release dated October 29, 2009 issued by MetroCorp Bancshares, Inc.